UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : August 12, 2010

Commission File No. 333-136643

ONE BIO, CORP.

(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180

 (Address of principal executive offices)

305-328-8662

(Issuer  telephone number)

(Former Name and Address)

SECTION 8 – Other Events

Item 8.01: Other Items

On August 12, 2010, we entered into a Loan Extension and Modification Agreement (the “ModificationAgreement”) with an effective date of June 30, 2010, with UTA Capital and other investors (collectively the “Investors” and together with the Company the “Parties”), which agreed to extend and modify (a) the Securities Purchase and Registration Rights Agreement, by and between the Company and the Investors, dated as of January 8, 2010 (the “Purchase Agreement”), (b) the Convertible Promissory Notes (the “Original Notes”) issued by the Company to the Investors to evidence the loans made by the Investors to the Company in the aggregate principal amount of $3,000,000 (the “Loans”) and (c) the Common stock Purchase Warrants (the “Original Warrants”) issued by the Company to the Investors as part of the Purchase Agreement and the Loans.

Pursuant to the Modification Agreement the Purchase Agreement, the Original Notes and the Original Warrants were extended and modified effective June 30, 2010, as follows:  (i) the original maturity date of the Original Notes was extended from October 11, 2010 to December 10, 2010 with an option to further extend the original maturity date of any amended Note to January, 10, 2011 (the “Amended Maturity Date”); (ii) any and all of the Investors’ conversion rights (the “Conversion Rights”) set forth in the Original Notes to convert the Original Notes into shares of the Company’s common stock were terminated; (iii) in lieu of and in partial consideration for termination of the Investors Conversion Rights, the Company agreed that in the event it issues any shares of its common stock pursuant to the exercise of an over-allotment option granted to the underwriters in connection with a New Financing as defined in the Purchase Agreement, any proceeds received by the Company in connection with such issuance shall first be paid to the Investors up to a maximum amount of six hundred seventy five thousand dollars ($675,000) (the “Fixed Payment”); (iv) all Original Warrants issued in connection with the Purchase Agreement are deemed cancelled and are of no further force and effect; (v) that upon the closing of a New Financing on or prior to the Amended Maturity Date, but not at any date or time prior thereto, the Company shall issue to each Investor new warrants.  The foregoing notwithstanding, if a New Financing is not consummated on or prior to the Amended Maturity Date of the Purchaser’s Amended Note, the New Warrants shall not be issued; and (vi) in exchange for the cancellation of the Original Warrants, in the event that the Company does not close a New Financing prior to the last Amended Maturity Date, and as a consequence thereof does not issue New Warrants to Purchasers, the Company shall pay to Purchasers the following: (1) $300,000 immediately upon the expiration of the six-month anniversary of the latest Amended Maturity Date, and (2) an additional $300,000 immediately upon the expiration of the one-year anniversary of the latest Amended Maturity Date ((1) and (2), collectively, the “Cancellation Premium”).

Also pursuant to and in connection with the Modification Agreement, the Company issued to each Investor an Amended and Restated Promissory Note which amends and restates the Original Note issued to each such Investor in accordance with the Modification Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

EXHIBITS:

Exhibit No.	Description

10.01	Loan Extension and Modification Agreement dated August 12, 2010, between ONE Bio, Corp. and UTA Capital LLC, Gal Dymant, Alan Fournier and Frontier PTY Ltd.

10.02	$200,000 Amended and Restated Promissory Note between ONE Bio, Corp. and Gal Dymant

10.03	$150,000 Amended and Restated Promissory Note between ONE Bio, Corp. and Gal Dymant

10.04	$550,000 Amended and Restated Promissory Note between ONE Bio, Corp. and Alan Fournier

10.05	$100,000 Amended and Restated Promissory Note between ONE Bio, Corp. and Frontier PTY Ltd.

10.06	$1,850,000 Amended and Restated Promissory Note between ONE Bio, Corp. and UTA Capital LLC

10.07	$150,000 Amended and Restated Promissory Note between ONE Bio, Corp. and UTA Capital LLC

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Bio, Corp.

August 17, 2010	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer and Director

August 17, 2010	/s/ Cris Neely
Cris Neely
Chief Financial Officer and Director